July 31, 2007

FROM:

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Angie Freeman, director of investor relations (952) 937-7847

C.H. ROBINSON WORLDWIDE NAMES NEW PRINCIPAL ACCOUNTING OFFICER

MINNEAPOLIS, July 31, 2007 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that it has named a new principal accounting officer. Chad M. Lindbloom, vice president and chief financial officer, has assumed the role of principal accounting officer as of August 1, 2007. Thomas K. Mahlke, the former controller and principal accounting officer, has been promoted to vice president and chief information officer.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 25,000 customers through a network of 217 offices in North America, Europe, Asia, and South America. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2006 gross revenues of $6.6 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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